U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2018

BLUE STAR FOODS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55785	82-0776144
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3000 NW 109th Ave. Miami, Florida	33172
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (305) 836-6858

AG Acquisition Group II, Inc.

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2018, Blue Star Foods Corp., a Delaware corporation (the “Corporation”) changed its name from AG Acquisition Group II, Inc. to Blue Star Foods Corp. (the “Name Change”). Accordingly, on November 5, 2018, the Corporation filed with the Delaware Secretary of State, a Certificate of Amendment to the Certificate of Incorporation of the Corporation to effect the name change (the Certificate of Amendment”). The Certificate of Amendment provides that the Name Change shall be effective on November 5, 2018. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Name Change was approved by the Board by written consent in lieu of a meeting on November 2, 2018. Pursuant to Section 242 of the Delaware General Corporation Law, shareholder approval was not required to complete the Name Change or to approve the Certificate of Amendment.

In addition, on November 5, 2018, the Corporation amended its Certificate of Incorporation as filed with the Secretary of State of the State of Delaware to designate the 8% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) as a series of preferred stock of the Corporation.

10,000 shares of Series A Preferred Stock are authorized, with a par value of $0.0001 per share. The Series A Preferred Stock has no maturity, is not subject to any sinking fund or redemption, and will remain outstanding indefinitely unless and until converted by the holder or the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock. The Corporation is not required to redeem, purchase or set aside funds to redeem the Series A Preferred Stock.

The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the common stock, par value $0.0001 per share, of the Corporation (“Common Stock”), and to all other equity securities issued by the Corporation, other than equity securities referred to in clauses (ii) and (iii) below; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock; and (iv) effectively junior to all existing and future indebtedness and liabilities of the Corporation.

Cumulative dividends will accrue on each share of Series A Preferred Stock, at the rate of 8% of the purchase price (which purchase price will be $1,000 per share) per year. The dividend on the Series A Preferred Stock is payable quarterly, when and if declared by the Board, beginning on September 30, 2018 and thereafter on December 31, March 31 and June 30 of each calendar year. The dividends are payable only be payable in shares of Common Stock with such shares being valued at the volume weighted average price of the common stock on the trading market on which the Common Stock is then listed or quoted or the fair market value of a share of Common Stock as determined by an independent appraiser if it is not so listed or quoted.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Corporation, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock, a liquidation preference of the Purchase Price, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The liquidation preference will be proportionately adjusted in the event of a stock split, stock combination or similar event.

Each share of Series A Preferred Stock is convertible, at any time and in the sole discretion of the holder thereof, into shares of Common Stock at a conversion rate of 500 shares of Common Stock per each share of Series A Preferred Stock, which conversion rate is subject to customary adjustments for dividends or distributions on Common Stock payable in shares of Common Stock, or splits or combinations relating to the Common Stock.

Upon any merger, share exchange or consolidation of the Corporation with any other corporation or entity; the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by the Corporation of all or substantially all of the Corporation’s assets; or any agreement, contract or other arrangement providing for any of the foregoing transactions (other than the proposed merger between the Corporation’s newly formed, wholly owned subsidiary and John Keeler & Co., Inc. d/b/a Blue Star Foods), each share of Series A Preferred Stock will remain outstanding and will be convertible into the kind and amount of securities or other property as the Common Stock is converted into in such transaction.

Holders of the Series A Preferred Stock have no voting rights, except as discussed below or as otherwise required by law. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation may not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which similar voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Incorporation so as to materially and adversely affect and deprive holders of Series A Preferred Stock. On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designations of Preferences and Rights of 8% Series A Convertible Preferred Stock of Blue Star Foods Corp. attached hereto as Exhibit 3.2 and which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of AG Acquisition Group II, Inc.
3.2	Certificate of Designations of Preferences and Rights of 8% Series A Convertible Preferred Stock of Blue Star Foods Corp.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 9, 2018	Blue Star Foods Corp.

	By:	/s/ Carlos Faria
Carlos Faria
President and Chief Executive Officer
(principal executive officer)